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                                                                    Exhibit 99.3


                         [MORGAN STANLEY & CO. LETTERHEAD]

Consent of Morgan Stanley & Co. Incorporated

      We hereby consent to the use in the registration Statement of GlobeSpan, Inc. ("GlobeSpan") on Form S-4 and in the Joint Proxy Statement/Prospectus of GlobeSpan and Virata Corporation, which is part of the Registration Statement, of our opinion dated September 30, 2001 appearing as Appendix D to such Joint Proxy Statement/Prospectus, and to the description of such opinion and to the references to our name contained therein under the headings "The Merger-Opinion of GlobeSpan's Financial Advisor" and "Summary - Opinions of Financial Advisors." In giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Securities Act'), or the rules and regulations promulgated thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act or the rules and regulations promulgated thereunder.

                                             MORGAN STANLEY & CO. INCORPORATED


                                              /s/ Robert L. Eatroff
                                             -----------------------------------
                                             Name:  Robert L. Eatroff
                                             Title: Executive Director

New York, New York
October 22, 2001